UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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Quotient Technology Inc.

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Quotient Technology Inc. Announces Change to Location and Format of 2020 Annual Meeting of Stockholders

05/15/2020

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)-- Quotient Technology Inc. (NYSE: QUOT), the leading digital promotions, media and analytics company for CPG and retail marketing, today announced that it will be holding its Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual-only meeting due to the public health impact of the novel coronavirus (COVID-19) pandemic. As previously announced, the meeting will be held on June 3, 2020 at 10:00 a.m. Pacific Time.

In order to participate in the Annual Meeting, please visit: https://web.lumiagm.com/263549024. Participants may begin logging into the Annual Meeting at 9:00 a.m. Pacific Time on June 3, 2020. In order to attend, vote and ask questions at the Annual Meeting, stockholders must use a 11-digit voter control number and password quotient2020 to access the meeting. For registered stockholders, the 11-digit control number can be found on the previously received proxy card, voting instruction form or notice of internet availability. Stockholders who hold their shares through a bank, broker or other nominee must contact their bank, broker or other nominee to request a Legal Proxy and present their Legal Proxy to American Stock Transfer & Trust. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730.  Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 27, 2020.

Whether or not they plan to attend the Annual Meeting, all stockholders as of April 15 2020, the record date, may also vote in advance of the meeting until 11:59 p.m. Eastern Time on June 2, 2020 at www.voteproxy.com or by using one of the other methods described in the proxy materials for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2020.

Further information regarding this change to the location and format of the Annual Meeting can be found in the supplemental proxy materials filed by Quotient with the SEC on May 15, 2020.

About Quotient Technology Inc.

Quotient Technology is the leading digital promotions, media and analytics company that delivers personalized digital coupons and ads – informed by proprietary shopper and online engagement data – to millions of shoppers daily. We use our proprietary Promotions, Media, Audience and Analytics Cloud Platforms and services to seamlessly target audiences, optimize performance, and deliver measurable, incremental sales for CPG and retail marketers. We serve hundreds of CPGs and retailers nationwide, including Clorox, Procter & Gamble, General Mills, Unilever, Albertsons Companies, CVS, Dollar General and Ahold-Delhaize USA. Quotient is based in Mountain View, California, and has offices in Bangalore, Cincinnati, New York, Paris and London, and Tel Aviv. Visit www.quotient.com for more information.

Quotient, and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

IMPORTANT INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 3, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Quotient Technology, Inc. (the “Company”), dated April 22, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of stockholders to be held on Wednesday, June 3, 2020. These supplemental proxy materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about May 15, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2020

To the Stockholders:

Due to the outbreak and emerging public health impact of the novel coronavirus (“COVID-19”) pandemic, the declared states of national and local emergency (including by the State of California) and the issuance by authorities of orders limiting the right of persons to gather outside of their homes within the State of California, NOTICE IS HEREBY GIVEN that the location of the annual meeting of stockholders (“annual meeting”) of Quotient Technology Inc. (the “Company”) has been changed. As previously announced, the annual meeting will be held on Wednesday, June 3, 2020 at 10:00 a.m. Pacific Time. In light of the aforementioned public health concerns regarding the COVID-19 pandemic, the annual meeting will be held in a virtual meeting format only.

While you will not be able to attend the annual meeting physically, the annual meeting has been designed to provide stockholders with the same opportunities to participate in the virtual meeting as they would have had at an in-person meeting.

The live audio webcast of the annual meeting will begin promptly at 10:00 a.m. Pacific Time. Online access to the audio webcast will open one hour prior to the start of the annual meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

To be admitted to the annual meeting, stockholders may visit https://web.lumiagm.com/263549024 (the “Annual Meeting Website”) and enter their 11-digit control number and the meeting password. The password for the meeting is quotient2020. As described in the proxy materials for the annual meeting previously distributed, if you were a holder of record of our common stock at the close of business on April 15, 2020, the record date for the annual meeting, or hold a “legal proxy” for the meeting provided by your bank, broker or other nominee, you are entitled to receive notice of, and to vote at, the annual meeting and any adjournments or postponements thereof. Using your 11-digit control number, you may vote during the annual meeting by following the instructions available on the Annual Meeting Website during the meeting. For registered stockholders, your 11-digit control number can be found on the proxy card, voting instruction form or notice of internet availability you received previously.

If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the annual meeting. To register, you must submit proof of your “legal proxy” obtained from your bank, broker or nominee reflecting your Company holdings, along with your name and email address, to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to (718) 765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a “legal proxy” may take several days and stockholders are advised to register as far in advance as possible. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 27, 2020. You will receive a confirmation email from American Stock Transfer & Trust Company, LLC of your registration. Once registered, you may participate in and vote at the annual meeting by following the instructions available on the Annual Meeting Website. If you encounter any difficulty accessing the virtual meeting, please visit https://go.lumiglobal.com/faq for assistance.

Beginning one hour prior to and during the annual meeting, you can view the agenda for the meeting and submit questions at the Annual Meeting Website. After the business portion of the annual meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer all questions submitted during the meeting that are pertinent to the Company and the items being brought before the stockholder vote at the annual meeting, as time permits and in accordance with our rules of procedure for the annual meeting.

Information on how to obtain access to the list of stockholders of record entitled to vote at the annual meeting for any purpose germane to the meeting will be available beginning ten days prior to the meeting on our website at www.Quotient.com in the Events & Presentation section of the Investors webpage. Stockholders submitting any such request will be asked to include their control number.

Whether or not you plan to attend the annual meeting, we urge you to vote your shares promptly and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the annual meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the annual meeting.

By Order of the Board of Directors,

Connie Chen
General Counsel and Secretary
Mountain View, California
May 15, 2020

The annual meeting on June 3, 2020 at 10:00 a.m. Pacific Time is will be available at the Annual Meeting Website. The proxy statement and Annual Report are available at http://www.astproxyportal.com/ast/18720.

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